Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G dated August 14, 2025 with respect to the Common Shares, no par value, of Algoma Steel Group Inc. and any amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Stoney Lonesome HF LP

By:	/s/ Clint D. Coghill
Clint D. Coghill, President and sole shareholder of the managing member of its general partner
Date:	08/14/2025

COGHILL CAPITAL MANAGEMENT LLC

By:	/s/ Clint D. Coghill
Clint D. Coghill, President and sole shareholder of its managing member
Date:	08/14/2025

Drake Helix Holdings, LLC

By:	/s/ Clint D. Coghill
Clint D. Coghill, President and sole shareholder of its managing member
Date:	08/14/2025

CDC Financial, Inc.

By:	/s/ Clint D. Coghill
Clint D. Coghill, President and sole shareholder
Date:	08/14/2025

COGHILL CLINT D

By:	/s/ Clint D. Coghill
Clint D. Coghill
Date:	08/14/2025